POWER OF ATTORNEY

	The undersigned, as Vice President and Assistant Secretary of Aon Warranty Services, Inc. ('Grantor'), hereby confirms, constitutes and appoints Jennifer L. Kraft as the true and lawful attorney-in-fact of Grantor to:

1.	execute for and on behalf of Grantor Forms 3, 4 and
5, including but not limited to any amendments
thereto, in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended (the
'Exchange Act'), and the rules promulgated
thereunder, which may be necessary or desirable as a
result of Grantor's ownership of or transaction in
securities of Endurance Specialty Holdings Ltd. or
any successor corporation; and
2.	do and perform any and all acts for and on behalf of
Grantor which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or any amendments thereto, and timely file such form with the United States Securities and Exchange Commission
(the 'SEC') and any other entity or person.

Grantor acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of Grantor, is not assuming any of Grantor's responsibilities to comply with Section
16 of the Exchange Act.

This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect until the date on which Grantor shall cease to be subject to Section 16 of the Exchange Act and the rules promulgated thereunder or until such earlier date on which written notification executed by Grantor is filed with the SEC expressly revoking this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on behalf of Grantor as of this 1st day of December, 2004.

					Aon Warranty Services, Inc.

					_/s/ Richard E. Barry________
					Richard E. Barry
					Vice President and Assistant
					Secretary